Exhibit 6.7
                              EMPLOYMENT AGREEMENT

                                                          Date:  August 31, 1998

From:        iQ Power Technology Inc.
             (the "Employer")
At:          Suite 708, 1111 West Hastings Street
             Vancouver, BC, Canada  V6E 2J3

To:          Dr. Gunther C. Bauer
             (the "Employee")
At:          Oderweg, No. 7
             Ottobrunn, Germany  85521

IN CONSIDERATION for the mutual promises and covenants and the terms and conditions set out in Sections 1 through 9 attached, the Employer hereby offers and the Employee hereby accepts employment with the Employer upon the terms and conditions set forth herein:


Position:                     Vice-President, Research & Development and
                              Technical Advisor
Responsibilities:             Those described in Schedule A.
Term of Agreement:            This Agreement shall have a term of five (5) years
                              commencing immediately.
Compensation:                 The Employer shall pay the Employee US$8,000 per
                              month as consideration for the services of the
                              Employee hereunder, payable on the first business
                              day of each month during the term of this
                              Agreement.
Governing Jurisdiction:       Germany
Jurisdiction:                 The Court at the domicile of the Employee is
                              exclusively competent to hear any disputes resulting from or in the context of this contract.


Executed and delivered by and on behalf of the Employer at Vancouver, --------------------- BC effective the date and year first above written.

iQ POWER TECHNOLOGY INC.



/s/ Russ French
----------------------------------------

===============================================================================

===============================================================================

Accepted, and signed, sealed and delivered by the Employee at August 31, ------------------- 1998 effective the date and year first above written.



/s/ Gunther Bauer
---------------------------------
DR. GUNTHER C. BAUER

                                   SCHEDULE A

Duties shall include:

a.   responsibility   for  overall   management  of  research  and  development,
     including day to day planning, organizing, and allocation of resources;

b.   conceiving and developing commercially viable products; and

c.   negotiating joint venture and other development agreements.

IN CONSIDERATION for the mutual promises and covenants and the terms and conditions contained in this Agreement, the Employer hereby offers and the Employee hereby accepts employment with the Employer upon the terms and conditions set forth herein.

1.00     Position
-----------------

1.01 The Employee shall hold the position indicated in on the first page hereof and in such capacity, shall carry out the duties and responsibilities commensurate with that position as such duties are more specifically defined from time to time during the term of this Agreement by the Board of Directors of the Employer.

2.00     Terms; Termination of Employment
-----------------------------------------

2.01 The term of employment pursuant to this Agreement shall be for the term stated on the first page hereof. The employment shall continue on an annual basis until terminated by the Employer or the Employee. This termination is to be made latest six months before the end of the relevant year. The Employee may terminate his services at any time and for any reason upon 30 days written notice to the Employer. The Employer may terminate the Employee's services for any legitimate reasons in accordance with the German Labour Law and in accordance with the proceedings intended for such termination by the German Labour Law.

2.02 If the Employee's employment is terminated, he shall continue to be bound by the terms of Sections 5.00 and 6.00 of this Agreement.

3.00     Compensation
---------------------

3.01 During the term of this Agreement, the Employee shall be paid in accordance with the payment provisions on the first page hereof. The Employer shall remit to all government and regulatory authorities all employment, workers' compensation, and other statutory deductions as may be required by the law of the Governing Jurisdiction. The compensation may be increased from time to time subject to the approval of the Board of Directors of the Employer.

4.00     Benefits
-----------------

4.01 The Employee shall be entitled to on approval by the Board of Directors of the Employer participate fully in all other benefits provided by the Employer to employees in his category of employment.

4.02 For the duration of Employee's employment hereunder, Employee will be provided such holidays, sick leave and vacation as Employer makes available to its management level employees generally or as specifically stated on the first page hereof. Employer will reimburse Employee in accordance with company policies and procedures for reasonable expenses necessarily incurred in the performance of duties hereunder against appropriate receipts and vouchers indicating the specific business purpose for each such expenditure.

4.03 Upon execution of this Agreement, Employer will grant to Employee and employee will accept incentive stock options to purchase the number of shares of the Employer's Common Stock at the purchase price per share described on the first page hereof, if any, subject to the Employer's 1998 Stock Option Plan ("the Plan").

5.00     Covenant Not to Compete
--------------------------------

5.01 In consideration for the employment granted to him under this Agreement, the Employee agrees that he will not directly or indirectly compete with the Employer during the term of his employment with the Employer and for a period of two years from the date on which his employment with the Employer terminates. The said covenant not to compete shall include all geographical areas in which the Employer is actively marketing or developing products or operates directly or indirectly through a subsidiary or associated company having common control or ownership during the term of employment or as of the employment termination date and shall prohibit the following activities:

a. the design, development, manufacture, production, sale, marketing, solicitation or acceptance of orders with regard to any product, concept, or business line which is directly competitive with any aspect of the business of the Employer as conducted as of the termination date, whether or not using any confidential information; and

b. having anywhere in the world where the Employer is actively marketing products or services as of the date of termination of employment, any business dealings or contacts except those which demonstrably do not relate to or compete with the business or interest of the Employer; and

c. being an employee, employer, Employee, officer, director, partner, consultant, trustee or shareholder of more than five percent of the outstanding common stock of any person or entity that does any of the activities referred to in the preceding paragraphs (a) and (b).

For the purpose of this section, the business of the Employer includes, but is not limited to, the design, development, manufacture and distribution of lead-acid batteries and related technologies and products.

6.00     Ownership of Technology; Confidentiality
-------------------------------------------------

6.01     Confidential Information

The Employee recognizes and acknowledges that during the course of his employment, he will have access to certain information not generally known to the public, relating to the products, sales or business of the Employer which may include, without limitation, software, literature, data, programs, customer contact lists, sources of supply, prospects or projections, manufacturing techniques, processes, formulas, research or experimental work, work in process, trade secrets or any other proprietary or confidential matter (collectively, the "Confidential Information"). The Employee recognizes and acknowledges that this Confidential Information constitutes a valuable, special and unique asset of the Employer, access to and knowledge of which are essential to the performance of the Employee's duties. The Employee acknowledges and agrees that all such Confidential Information, including without limitation that which the Employee conceives or develops, either alone or with others, at any time during his employment by the Employer, is and shall remain the exclusive property of the Employer. The Employee further recognizes, acknowledges and agrees that, to enable the Employer to perform services for its customers or its clients, such customers or clients may furnish to the Employer or the Employee Confidential Information concerning their business affairs, property, methods of operation or other data, that the goodwill afforded to the Employer depends on the Employer and its employees preserving the confidentiality of such information, and that such information shall be treated as Confidential Information of the Employer for all purposes under this Agreement.

6.02     Non-Disclosure

The Employee agrees that, except as directed by the Employer, the Employee will not at any time, whether during or after his employment with the Employer, use or disclose to any person for any purpose other than for the benefit of the Employer any Confidential Information, or permit any person to use, examine and/or make copies of any documents, files, data or other information sources which contain or are derived from Confidential Information, whether prepared by the Employee or otherwise coming into the Employer's possession or control without the prior written permission of the Employer. Employee's obligations under subsections 6.01 and 6.02 are indefinite in term and shall survive the termination of this Agreement.

6.03     Work Product and Copyrights

Employee agrees that all right, title and interest in and to the materials resulting from the performance of Employee's duties at Employer and all copies thereof, including works in progress, in whatever media, (the "Work"), will be and remain in Employer upon their creation. Employee will mark all Work with Employer's copyright or other proprietary notice as directed by Employer. Employee further agrees:

a. To the extent that any portion of the Work constitutes a work protectable under the copyright laws of the United States, Canada or the Federal Republic of Germany (the "Copyright Law"), that all such Work will be considered a "work made for hire" as such term is used and defined in the Copyright Law and that Employer will be considered the "author" of such portion of the Work and the sole and exclusive owner throughout the world of copyright therein; and

b. If any portion of the Work does not qualify as a "work made for hire" as such term is used and defined in the Copyright Law, that Employee hereby assigns and agrees to assign to Employer, without further consideration, all right, title and interest in and to such Work or in any such portion thereof and any copyright therein and further agrees to execute and deliver to Employer, upon request, appropriate assignments of such Work and copyright therein and such other documents and instruments as Employer may request to fully and completely assign such Work and copyright therein to Employer, its successors or nominees, and that Employee hereby appoints Employer as attorney-in-fact to execute and deliver any such documents on Employee's behalf in the event Employee should fail or refuse to do so within a reasonable period following Employer's request.

6.04     Inventions and Patents

For purposes of this Agreement, "Inventions" includes, without limitation, information, inventions, contributions, improvements, ideas, or discoveries, whether patentable or not, and whether or not conceived or made during work hours. Employee agrees that all Inventions conceived or made by Employee during the period of employment with Employer belong to Employer, provided they grow out of Employee's work with Employer or are related in some manner to the Employer's business, including, without limitation, research and product development, and projected business of Employer or its affiliated companies. Accordingly, Employee will:

a. Make adequate written records of such Inventions, which records will be Employer's property;

b. Assign to Employer, at its request, any rights Employee may have to such Inventions for the Federal Republic of Germany, the U.S., Canada, and all other countries;

c. Waive and agree not to assert any moral rights Employee may have or acquire in any Inventions and agree to provide written waivers from time to time as requested by Employer; and

d. Assist Employer (at Employer's expense) in obtaining and maintaining patents or copyright registrations with respect to such Inventions.

Employee understands and agrees that Employer or its designee will determine, in its sole and absolute discretion, whether an application for patent will be filed on any Invention that is the exclusive property of Employer, as set forth above, and whether such an application will be abandoned prior to issuance of a patent. Employer will pay to Employee, either during or after the term of this Agreement, the following amounts if Employee is sole inventor, or Employee's proportionate share if Employee is joint inventor: $750 upon filing of the initial application for patent on such Invention; and $1,500 upon issuance of a patent resulting from such initial patent application, provided Employee is named as an inventor in the patent.

Employee further agrees that Employee will promptly disclose in writing to Employer during the term of Employee's employment and for one (1) year thereafter, all Inventions whether developed during the time of such employment or thereafter (whether or not Employer has rights in such Inventions) so that Employee's rights and Employer's rights in such Inventions can be determined. Employee represents and warrants that Employee has no Inventions, software, writings or other works of authorship useful to Employer in the normal course of the Employer's business, which were conceived, made or written prior to the date of this Agreement and which are excluded from the operation of this Agreement.

Notwithstanding the foregoing, where the subject matter of this subsection 6.04 is subject to German Labour Law, Inventions, patents and other inventions, suggestions for technical improvement and other made by the Employee are to be governed in accordance with the regulations of the German Gesetz uber Arbeitnehmererfindungen (Law on inventions made by employees) in its version in force.

6.05     Possession

The Employee agrees that upon request by the Employer and in any event upon termination of employment, the Employee shall turn over to the Employer all Confidential Information in the Employee's possession or under his control which was created pursuant to, is connected with or derived from the Employee's services to the Employer, or which is related in any manner to the Employer's business activities or research and development efforts, whether or not such materials are in the Employee's possession as of the date of this Agreement.

7.00     Saving Provision
-------------------------

7.01 The Employer and the Employee agree and stipulate that the agreements and covenants contained in the preceding Sections 5.00 and 6.00, including the scope of the restricted activities described therein and the duration and geographic extent of such restrictions, are fair and reasonably necessary for the protection of Confidential Information, goodwill and other protectable interests, in light of all of the facts and circumstances of the relationship between the Employee and the Employer. In the event a court of competent jurisdiction should decline to enforce any provision of the preceding paragraphs, such paragraphs shall be deemed to be modified to restrict the Employee's competition with the Employer to the maximum extent, in both time and geography, which the court shall find enforceable.

8.00     Injunctive Relief
--------------------------

8.01 The Employee acknowledges that disclosure of any Confidential Information or breach or threatened breach of any of the non-competition and non-disclosure covenants or other agreements contained herein would give rise to irreparable injury to the Employer or clients of the Employer which injury would be inadequately compensable in money damages. Accordingly, the Employer or where appropriate, a client of the Employer, may seek and obtain an injunctive relief from the breach or threatened breach of any provision, requirement or covenant of this Agreement, in addition to and not in limitation of any other legal remedies which may be available. The Employee further acknowledges, agrees and stipulates that, in the event of the termination of employment with the Employer, the Employee's experience and capabilities are such that the Employee can obtain employment in business activities which are of a different and non-competing nature with his activities as an Employee of the Employer and that the enforcement of a remedy hereunder by way of injunction shall not prevent the Employee from earning a reasonable livelihood. The Employee further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Employer's legitimate business interests and are reasonable in scope and content.

9.00     General
----------------

9.01 This Agreement is made under and subject to the laws of the Governing Jurisdiction stated on the first page hereof.

9.02 The Employee authorizes the Employer to reveal the terms of this Agreement if it is required so under any governmental laws applicable to the Employer.

9.03 Employee represents and warrants to Employer that Employee is free to enter into this Agreement and has no commitment, arrangement or understanding to or with any party that restrains or is in conflict with Employee's performance of the covenants, services and duties provided for in this Agreement.

9.04 During the Employee's employment or the duration of mutual duties between the Employee and the Employer under this Agreement, this Agreement and the mutual duties between the Employee and the Employer under this Agreement may not be assigned by either party without the written consent of the other. 613 a Burgerliches Gesetzbuch (Civil Code) is applicable.

9.05 This Agreement is binding upon the Employee and permitted assigns and on Employer, its successors and assigns.

9.06 Any notice required or permitted to be given hereunder are sufficient if in writing and delivered by hand, by facsimile or by registered or certified mail, to a party at its address noted on the first page hereof

9.07 If any provision of this Agreement or compliance by any of the parties with any provision of this Agreement constitutes a violation of any law, or is or becomes unenforceable or void, then such provision, to the extent only that it is in violation of law, unenforceable or void, shall be deemed modified to the extent necessary so that it is no longer in violation of law, unenforceable or void, and such provision will be enforced to the fullest extent permitted by law. If such modification is not possible, said provision, to the extent that it is in violation of law, unenforceable or void, shall be deemed severable from the remaining provisions of this Agreement, which provisions will remain binding on the parties.

9.08 No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial waiver of a breach of any provision of this Agreement operate or be construe as a waiver of any subsequent breach; nor will any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by law.

9.09 This instrument contains the entire agreement of the parties with respect to the relationship between Employee and Employer and supersedes all prior agreements and understandings, and there are no other representations or agreements other than as stated in this Agreement related to the terms and conditions of Employee's employment. This Agreement may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

9.10 In the event it becomes necessary to enforce this Agreement through legal action, whether or not a suit is actually commenced, the party which obtains substantial success in a legal action shall be entitled to his or actual reasonable solicitor's fees and disbursements.

9.11 Any reference in this Agreement in the masculine gender shall include the feminine and neuter genders, and vice versa, as appropriate. Any reference in this Agreement in the singular shall mean the plural and vice versa, as appropriate.

9.12 All references to money in this Agreement are or shall be to money in lawful money of the Governing Jurisdiction stated on the first page hereof.